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                                                               Exhibit (h)(2)(e)

                                     FORM OF
                                  SCHEDULE A-4
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                         ------------------------------

                        ADMINISTRATIVE SERVICES AGREEMENT

                             EFFECTIVE:       , 2000


                      Eaton Vance Tax-Managed America Fund
                    Eaton Vance Tax-Managed New America Fund


                Fee: 0.15% of average daily net assets per annum,
                     computed and paid monthly